Exhibit 99.1

        Internet Capital Group Announces Third Quarter Financial Results

    Core Partner Companies Achieve Excellent Aggregate Revenue Growth of 35%

     WAYNE, Pa.--(BUSINESS WIRE)--Nov. 1, 2007--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the third quarter ended September 30, 2007.

     "We are very pleased with the performance of our core partner companies," said Walter Buckley, ICG's chairman and CEO. "We continue to work closely with these companies, driving execution of strategic product development, aggressive sales and marketing and M&A activity. These efforts have resulted in accelerating revenue growth, which we believe is a key component to building stockholder value."

     ICG Financial Results

     ICG consolidated the results of two partner companies, ICG Commerce and Investor Force, for the three and nine months ended September 30, 2007, versus the results of three partner companies, ICG Commerce, Investor Force and StarCite, for the three and nine months ended September 30, 2006.

     ICG reported consolidated revenue of $14.6 million for the third quarter of 2007, versus $16.6 million for the comparable 2006 period. ICG reported consolidated revenue of $38.9 million for the nine months ended September 30, 2007, versus $47.7 million for the comparable 2006 period.

     ICG reported a net loss of $(4.0) million, or $(0.11) per diluted share, for the third quarter of 2007, versus net income of $13.4 million, or $0.34 per diluted share, for the comparable 2006 period. Results for the third quarter of 2007 include $3.3 million in net gains, compared to $21.1 million in net gains in the 2006 period, primarily related to gains from dispositions. ICG reported a net loss of $(27.6) million, or $(0.73) per diluted share, for the nine months ended September 30, 2007, versus net income of $0.7 million, or $0.02 per diluted share, for the prior year period.

     As of September 30, 2007, ICG's corporate cash balance was $73.6 million and the value of its holdings in Blackboard was $91.1 million, net of $9.2 million in hedge positions. The value of its holdings in GoIndustry at quarter-end was $23.8 million.

     ICG Core Partner Company Information

     Set forth below is pro forma information relating to the following eight core companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. Our ownership positions in these eight companies ranged from 26% to 80% and averaged 45% at September 30, 2007. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.

     In the third quarter of 2007, aggregate pro forma revenue of ICG's eight core companies grew 35% year-over-year, to $61.9 million from $45.8 million in the third quarter of 2006. Aggregate pro forma EBITDA (loss) for the core companies was $(4.0) million in the third quarter of 2007, versus $(8.0) million in the third quarter of 2006. In the nine months ended September 30, 2007, aggregate pro forma revenue of ICG's eight core companies grew 31% year-over-year, to $172.8 million from $131.8 million in the comparable period of 2006. Aggregate pro forma EBITDA (loss) for the core companies improved to $(12.1) million in the nine months ended September 30, 2007 from $(23.8) million in the comparable period of 2006.

     "Based on the strong year-to-date aggregate performance of our core companies, we would expect the full year 2007 aggregate revenue growth of our core companies to be approximately 30%, exceeding our initial 2007 full year guidance of 25%," said R. Kirk Morgan, ICG's CFO.

     ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial-in number is 201-689-8035.

     For those unable to participate in the conference call, a replay will be available from November 1, 2007 at 11:00 a.m. ET until November 8, 2007 at 11:59 p.m. ET. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code 286, followed by the conference ID number 258456. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

     About Internet Capital Group

     Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

     Safe Harbor Statement under Private Securities Litigation Reform Act of
1995

     The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.


                     Internet Capital Group, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                   2007     2006     2007      2006
                                --------- -------- --------- ---------


Revenue                          $14,559  $16,576  $ 38,861  $ 47,737

Operating Expenses
  Cost of revenue                 10,029   10,452    29,435    29,683
  Selling, general and
   administrative                  8,342   11,317    25,213    31,470
  Research and development         1,532    2,112     4,662     7,008
  Amortization of intangibles         31      293        97     1,408
  Impairment related and other         6       24        46       149
                                --------- -------- --------- ---------
    Total operating expenses      19,940   24,198    59,453    69,718
                                --------- -------- --------- ---------
                                  (5,381)  (7,622)  (20,592)  (21,981)

Other income (loss), net           1,646   15,671    (6,545)   13,816
Interest income                    1,462    2,444     4,088     6,889
Interest expense                     (19)    (431)     (287)   (1,664)
                                ------------------ -------------------
Income (loss) before income
 taxes, minority interest and
 equity loss                      (2,292)  10,062   (23,336)   (2,940)

Income tax benefit (expense)         794   (1,607)    3,436        40
Minority interest                   (487)     514      (117)      424
Equity loss                       (3,070)  (2,726)   (8,393)   (5,125)
                                --------- -------- --------- ---------
Income (loss) from continuing
 operations                       (5,055)   6,243   (28,410)   (7,601)
Income (loss) on discontinued
 operations                        1,024    7,120       804     8,286
                                --------- -------- --------- ---------
Net income (loss)                $(4,031) $13,363  $(27,606) $    685
                                ========= ======== ========= =========

Basic net income (loss) per
 share:
Income (loss) from continuing
 operations                      $ (0.14) $  0.17  $  (0.75) $  (0.20)
Income (loss) on discontinued
 operations                         0.03     0.19      0.02      0.22
                                --------- -------- --------- ---------
                                 $ (0.11) $  0.36  $  (0.73) $   0.02
                                ========= ======== ========= =========

Shares used in computation of
 basic income (loss) per share    37,925   37,535    37,858    37,503
                                ========= ======== ========= =========

Diluted net income (loss) per
 share:
Income (loss) from continuing
 operations                      $ (0.14) $  0.16  $  (0.75) $  (0.20)
Discontinued operations             0.03     0.18      0.02      0.22
                                --------- -------- --------- ---------
                                 $ (0.11) $  0.34  $  (0.73) $   0.02
                                ========= ======== ========= =========

Shares used in computation of
 diluted income (loss) per
 share                            37,925   40,986    37,858    37,503
                                ========= ======== ========= =========


                     Internet Capital Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)



                                            September 30, December 31,
                                                 2007         2006
                                            ------------- ------------

ASSETS
  Cash, cash equivalents and short-term
   investments                              $      84,136 $    120,841
  Other current assets                             14,306        8,830
                                            ------------- ------------
    Total current assets                           98,442      129,671
  Marketable securities                           100,254       65,718
  Fixed assets, net                                 1,918        1,847
  Ownership interests in partner companies        139,188      137,911
  Goodwill                                         17,084       17,084
  Intangibles, net                                    175          182
  Other assets                                        627        2,014
                                            ------------- ------------
    Total assets                            $     357,688 $    354,427
                                            ============= ============



LIABILITIES AND STOCKHOLDERS' EQUITY
  Current portion of senior convertible
   notes                                    $           - $     26,590
  Other current liabilities                        17,076       24,142
                                            ------------- ------------
    Total current liabilities                      17,076       50,732
  Hedges of marketable securities                   9,202            -
  Minority interest and other liabilities           5,420        5,157
                                            ------------- ------------
    Total liabilities                              31,698       55,889
  Stockholders' equity                            325,990      298,538
                                            ------------- ------------
    Total liabilities and stockholders'
     equity                                 $     357,688 $    354,427
                                            ============= ============


Internet Capital Group
----------------------------------------------------------------------
2007 Pro Forma Core Partner Company Information




----------------------------------------------------------------------
                                        Three Months Ended
                             -----------------------------------------
                             Mar 31,   Jun 30,   Sep 30,   Dec 31,
                                2006      2006      2006      2006
----------------------------------------------------------------------

Aggregate Pro
 Forma Core
 Company
 Information:
 (1)
Aggregate
 Revenue                     $ 41,248  $ 44,775  $ 45,818  $ 49,998
Aggregate
 EBITDA (loss)               $ (6,976) $ (8,768) $ (8,037) $ (8,154)
Aggregate Net
 Loss                        $ (9,194) $(11,081) $(10,868) $(10,404)


Components of
 Aggregate Pro
 Forma Core
 Company
 Information

Consolidated
 Core
 Companies
 (Ownership
 %):
               Revenue       $ 10,023  $ 10,007  $ 10,417  $ 10,255
ICG Commerce
 Holdings,
 Inc. (65%)
Investor Force Expenses
 Holdings,      other than
 Inc. (80%)     interest,
                taxes,
                depreciation
                and
                amortization  (11,455)  (11,151)  (11,948)  (12,859)
                             --------- --------- --------- ---------
               EBITDA (loss)   (1,432)   (1,144)   (1,531)   (2,604)
               Interest           106       113       (42)      166
               Taxes                -         -         -         -
               Depreciation/
                Amortization     (500)     (544)     (285)     (305)
                             --------- --------- --------- ---------
               Net loss      $ (1,826) $ (1,575) $ (1,858) $ (2,743)
                             --------- --------- --------- ---------

Equity Method
 Core
 Companies
 (Ownership
 %):
               Revenue       $ 31,225  $ 34,768  $ 35,401  $ 39,743
Channel
 Intelligence,
 Inc. (41%)
Freeborders,   Expenses
 Inc. (33%)     other than
                interest,
                taxes,
                depreciation
                and
                amortization  (36,769)  (42,392)  (41,907)  (45,293)
                             --------- --------- --------- ---------
Metastorm Inc. EBITDA (loss)
 (32%)                       $ (5,544) $ (7,624) $ (6,506) $ (5,550)
StarCite, Inc.
 (26%)         Interest          (269)      (85)     (197)      (71)
Vcommerce Inc.
 (46%)         Taxes               (7)       (5)      (33)       (9)
WhiteFence     Depreciation/
 (35%)          Amortization   (1,548)   (1,792)   (2,274)   (2,031)
                             --------- --------- --------- ---------
               Net loss      $ (7,368) $ (9,506) $ (9,010) $ (7,661)
                             --------- --------- --------- ---------



------------------------------------------------------------
                                    Three Months Ended
                              ------------------------------
                               Mar 31,   Jun 30,   Sep 30,
                                  2007      2007      2007
------------------------------------------------------------

Aggregate Pro
 Forma Core
 Company
 Information:
 (1)
Aggregate
 Revenue                       $ 53,845  $ 57,052  $ 61,872
Aggregate
 EBITDA (loss)                 $ (4,270) $ (3,794) $ (3,998)
Aggregate Net
 Loss                          $ (5,983) $ (5,626) $ (6,113)


Components of
 Aggregate Pro
 Forma Core
 Company
 Information

Consolidated
 Core Companies
 (Ownership %):
                Revenue        $ 11,782  $ 12,520  $ 14,559

ICG Commerce
 Holdings, Inc.
 (65%)
Investor Force  Expenses
 Holdings, Inc.  other than
 (80%)           interest,
                 taxes,
                 depreciation
                 and
                 amortization   (13,407)  (14,009)  (14,350)
                              ---------- --------- ---------
                EBITDA (loss)    (1,625)   (1,489)      209
                Interest            118        90        84
                Taxes                 -         -         -
                Depreciation/
                 Amortization      (326)     (347)     (364)
                              ---------- --------- ---------
                Net loss       $ (1,833) $ (1,746) $    (71)
                              ---------- --------- ---------

Equity Method
 Core Companies
 (Ownership %):
                Revenue        $ 42,063  $ 44,532  $ 47,313

Channel
 Intelligence,
 Inc. (41%)
Freeborders,    Expenses
 Inc. (33%)      other than
                 interest,
                 taxes,
                 depreciation
                 and
                 amortization   (44,708)  (46,837)  (51,520)
                              ---------- --------- ---------
Metastorm Inc.  EBITDA (loss)
 (32%)                         $ (2,645) $ (2,305) $ (4,207)
StarCite, Inc.
 (26%)          Interest             70       151       (41)
Vcommerce Inc.
 (46%)          Taxes                28       (18)        -
WhiteFence      Depreciation/
 (35%)           Amortization    (1,603)   (1,708)   (1,794)
                              ---------- --------- ---------
                Net loss       $ (4,150) $ (3,880) $ (6,042)
                              ---------- --------- ---------


Reconciliation of Aggregate Pro Forma
Core Company Information to GAAP Results


                             -----------------------------------------
                                        Three Months Ended
                             -----------------------------------------
                             Mar 31,   Jun 30,   Sep 30,   Dec 31,
                                2006      2006      2006      2006
                             -----------------------------------------
Revenue

Aggregate Pro Forma Core
 Company Revenue             $ 41,248  $ 44,775  $ 45,818  $ 49,998
Non-consolidated partner
 companies                    (26,073)  (28,789)  (29,242)  (32,986)
                             --------- --------- --------- ---------
Consolidated Revenue         $ 15,175  $ 15,986  $ 16,576  $ 17,012


Net Income (Loss)

Aggregate Pro Forma Core
 Company EBITDA (loss)       $ (6,976) $ (8,768) $ (8,037) $ (8,154)
Interest, Taxes,
 Depreciation/ Amortization    (2,218)   (2,313)   (2,831)   (2,250)
                             --------- --------- --------- ---------
Aggregate Pro Forma Core
 Company Net Income (Loss)     (9,194)  (11,081)  (10,868)  (10,404)
Amount attributable to other
 stockholders                  (6,285)   (7,483)   (7,032)   (6,888)
                             --------- --------- --------- ---------
ICG's share of net income
 (loss) of Core Partner
 Companies                     (2,909)   (3,598)   (3,836)   (3,516)
Other holdings/ disposed
 equity method companies          151       (10)     (737)      723
Corporate general and
 administrative                (3,153)   (3,284)   (3,519)   (3,293)
Corporate stock-based
 compensation                  (2,100)   (1,911)   (1,852)   (1,761)
Corporate interest income
 (expense), net                 1,797     1,243     2,074     1,972
Other income(loss)/
 restructuring/ impairments       135    (1,853)   15,720    20,811
Income taxes                      643     1,004    (1,607)        -
Income (loss) on
 discontinued operations          527       639     7,120         3
                             --------- --------- --------- ---------
Consolidated net income
 (loss)                      $ (4,909) $ (7,770) $ 13,363  $ 14,939


                             ------------------------------
                                   Three Months Ended
                             ------------------------------
                              Mar 31,   Jun 30,   Sep 30,
                                 2007      2007      2007
                             ------------------------------
Revenue

Aggregate Pro Forma Core
 Company Revenue              $ 53,845  $ 57,052  $ 61,872
Non-consolidated partner
 companies                     (42,063)  (44,532)  (47,313)
                             ---------- --------- ---------
Consolidated Revenue          $ 11,782  $ 12,520  $ 14,559


Net Income (Loss)

Aggregate Pro Forma Core
 Company EBITDA (loss)        $ (4,270) $ (3,794) $ (3,998)
Interest, Taxes,
 Depreciation/ Amortization     (1,713)   (1,832)   (2,115)
                             ---------- --------- ---------
Aggregate Pro Forma Core
 Company Net Income (Loss)      (5,983)   (5,626)   (6,113)
Amount attributable to other
 stockholders                   (1,297)   (1,471)   (2,796)
                             ---------- --------- ---------
ICG's share of net income
 (loss) of Core Partner
 Companies                      (4,686)   (4,155)   (3,317)
Other holdings/ disposed
 equity method companies          (275)      584      (311)
Corporate general and
 administrative                 (4,317)   (3,567)   (3,476)
Corporate stock-based
 compensation                   (1,716)   (1,738)   (1,651)
Corporate interest income
 (expense), net                  1,114     1,036     1,359
Other income(loss)/
 restructuring/ impairments    (11,863)    3,586     1,547
Income taxes                     2,148       494       794
Income (loss) on
 discontinued operations             -      (220)    1,024
                             ---------- --------- ---------
Consolidated net income
 (loss)                       $(19,595) $ (3,980) $ (4,031)


     (1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.

     INTERNET CAPITAL GROUP, INC.

     September 30, 2007

     Description of Terms

     Consolidated Statements of Operations

     Effect of Various Accounting Methods on our Results of Operations

     The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

     Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Balance Sheets and Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

     During the three and nine months ended September 30, 2007, the Company accounted for two of its partner companies under this method: ICG Commerce and Investor Force. During the three and nine months ended September 30, 2006, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and StarCite.

     Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company's board of directors and the Company's ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets.

     When the Company's interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company guaranteed obligations of the partner company or has committed additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

     During the three months ended September 30, 2007, the Company accounted for seven of its partner companies under this method.

     Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

     When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

     The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     During the three months ended September 30, 2007, the Company accounted for eight of its partner companies under this method.


  Certain items impacting the consolidated financial statements: ($
                               millions)

                                               Q3            FYTD
                                          ------------- --------------
Gains (losses):                            2007   2006   2007    2006
                                          ------ ------ ------- ------

Other gains (losses):
  Loss on convertible note repurchases       $--    $-- $(10.8) $(2.5)
  Mark to market charge on Blackboard
   hedges                                  (2.1)     --   (9.2)     --
  Sales of partner companies                 0.6   14.6     9.2   15.7
  Other, net                                 3.0    1.0     4.1    0.8
                                          ------ ------ ------- ------
Other Income (Loss)                         $1.5  $15.6  $(6.7)  $14.0
                                          ------ ------ ------- ------

Income tax benefit (expense)                $0.8 $(1.6)    $3.4    $--
                                          ------ ------ ------- ------

ICG's share of Partner Company charges,
 net                                         $--    $--     $-- $(0.2)
                                          ------ ------ ------- ------

Discontinued Operations                     $1.0   $7.1    $0.8   $8.3
                                          ------ ------ ------- ------
                                            $3.3  $21.1  $(2.5)  $22.1
                                          ====== ====== ======= ======

Stock-based compensation                  $(1.8) $(1.9)  $(5.5) $(5.9)
                                          ====== ====== ======= ======


     Aggregate Pro Forma Core Company Information

     In an effort to illustrate macro trends within its private core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. The Company calculates aggregate pro forma EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA." These non-GAAP measures are considered pro forma because management has updated its results to include Metastorm's acquisition of Proforma Corporation and to exclude Marketron as if Metastorm's acquisition of Proforma Corporation and the disposition of Marketron occurred on January 1, 2006. The Company refers to the aggregate pro forma revenue of its private core partner companies as "aggregate revenue." ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private core companies' current and future prospects in a similar manner as the Company's management, and review results on a comparable basis for all periods presented.

     ICG's Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

     Represents ICG's share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

     Corporate Expenses and Interest Income (Expense), net

     General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

     Corporate expenses increased during the three months ended September 30, 2007 versus prior periods due to increased payroll expenses, investor relations/marketing expenses and a 401(k) employer match program. ICG estimates that its corporate operating expenses for the twelve months ended December 31, 2007 will be approximately $14.7 million.

     Corporate interest income (expense), net related primarily to the interest income on cash balances during the three and nine months ended September 30, 2007.

     Discontinued Operations

     Investor Force (a consolidated partner company) sold its database division in August 2006 for $10.0 million ($9.0 million was received in August 2006 and $1.0 million which was held in escrow was received in August 2007) and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.


     CONTACT: Investor inquiries:
              Internet Capital Group, Inc.
              Karen Greene
              Investor Relations
              610-727-6900
              IR@internetcapital.com